Exhibit 32.1

CEO AND CFO CERTIFICATION OF PERIODIC REPORT

We, Ronald E. Eilers, Chief Executive Officer of Deluxe Corporation (the “Company”), and Douglas J. Treff, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	the Annual Report on Form 10-K of the Company for the year ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 1, 2006	/s/ Ronald E. Eilers
Ronald E. Eilers Chief Executive Officer

/s/ Douglas J. Treff
Douglas J. Treff Chief Financial Officer